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                                                                    EXHIBIT 99.2

                                     PROXY
                      PHYSICIANS INSURANCE COMPANY OF OHIO
                           13515 YARMOUTH DRIVE, N.W.
                            PICKERINGTON, OHIO 43147

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints Gary W. Burchfield and James F. Mosier, or either of them acting alone, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote as designated below, all of the shares of Class A Common Stock of Physicians Insurance Company of Ohio (the "Company") held of record by the undersigned on September 20, 1996, at the special meeting of shareholders to be held at 13515 Yarmouth Drive, N.W., Pickerington, Ohio 43147 on Thursday, November 7, 1996 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof.


   1. PROPOSAL TO APPROVE THE PRINCIPAL TERMS OF THE MERGER DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS WHICH ACCOMPANIED THIS PROXY. THIS PROPOSAL INVOLVES MERGING CITATION HOLDINGS, INC., A WHOLLY OWNED SUBSIDIARY OF CITATION INSURANCE GROUP, WITH AND INTO THE COMPANY. UPON CONSUMMATION OF THE MERGER, EACH OUTSTANDING SHARE OF THE CLASS A COMMON STOCK OF THE COMPANY (OTHER THAN SHARES AS TO WHICH DISSENTERS' RIGHTS ARE PERFECTED) WILL BE CONVERTED INTO THE RIGHT TO RECEIVE A NUMBER OF SHARES OF CITATION INSURANCE GROUP'S COMMON STOCK EQUAL TO THE EXCHANGE RATIO (AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS):

                 / / FOR        / / AGAINST        / / ABSTAIN

   2. In their discretion, the above named Proxies are authorized to vote upon each other item of business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE.

                                    (Continued and to be signed on reverse side)
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(Continued from other side)

    Please sign exactly as your name appears on your stock certificate. If such stock is held by joint tenants, both persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please note your title as such. If the stock is registered in the name of a corporation, please sign in the corporation's name by the president or any other authorized officer. If the stock is registered in the name of a partnership, please sign in the partnership's name by an authorized person.

                                                  ------------------------------
                                                           (Signature)

                                                  ------------------------------
                                                   (Signature if held jointly)

                                                  I PLAN TO ATTEND THE
                                                  SPECIAL MEETING:

                                                  / / YES    / / NO

                                                  Dated: ________________, 1996

                 PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.